Exhibit 1.01 - Conflict Minerals Report

Brocade Communications Systems, Inc.
130 Holger Way
San Jose, CA 95134

Calendar Year 2015

Brocade Communications Systems, Inc. Exhibit 1.01 – Conflict Minerals Report

Page ii

1	Introduction

In 2010, the United States enacted the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd Frank Act”). Section 1502 of the Dodd Frank Act specifically relates to “conflict minerals”1 and adds Rule 13p-1 (the “Rule”) to the Securities Exchange Act of 1934, as amended. The Rule and Form SD adopted by the Securities and Exchange Commission (“SEC”) require companies subject to the Rule to perform certain procedures to determine the source of conflict minerals that are determined to be necessary to the functionality of the products such companies manufacture or contract to manufacture. Specifically, companies are required to determine whether the conflict minerals used in their products originated in the Democratic Republic of the Congo (“DRC”) or an adjoining country (together, “covered countries”), to determine whether armed groups directly or indirectly benefitted as a result, and to disclose information about the due diligence procedures the company performed.
In accordance with the Rule, Brocade Communications Systems, Inc. (“Brocade” or the “Company”) exercised due diligence on the source and chain of custody of its conflict minerals and submits this Conflict Minerals Report (“CMR”) which describes the Reasonable Country of Origin Inquiry (“RCOI”) and due diligence activities performed in good faith for calendar year 2015 (“CY 2015”) based on information available from its supply chain at the time of filing. This CMR will also describe Brocade’s commitment to being a socially responsible corporate citizen and its plans to improve its due diligence activities in calendar year 2016 (“CY 2016”) and beyond.

[1]
Defined in Section 1502(e)(4) of the Dodd-Frank Wall Street Reform and Consumer Protection Act (“Act”) to include columbite-tantalite, also known as coltan (the metal ore from which tantalum is extracted); cassiterite (the metal ore from which tin is extracted); gold; wolframite (the metal ore from which tungsten is extracted); or their derivatives.

Brocade Communications Systems, Inc. Exhibit 1.01 – Conflict Minerals Report

2	RCOI

In accordance with the Rule, Brocade determined that conflict minerals are necessary to the functionality or production of its products for CY 2015, and are incorporated into these products during the manufacturing process. Accordingly, Brocade was required to undertake an RCOI to determine whether any of the conflict minerals originated in the covered countries. As an original equipment manufacturer, Brocade is many steps removed in the supply chain from the smelters or ore refiners (“SORs”) that process the minerals used in its products and from the mines of origin for the minerals. Therefore, Brocade determined that it is reasonable for the Company to expect its suppliers to identify those “upstream” companies, namely, the SORs that represent the sources of conflict minerals in its supply chain.
Brocade aligned with certain conflict minerals tools and processes developed by the Conflict-Free Sourcing Initiative (“CFSI”), a consortium of the Electronic Industry Citizenship Coalition (“EICC”), and the Global e-Sustainability Initiative (“GeSI”), specifically:

•
The industry standard Conflict Minerals Reporting Template (“CMRT”) for surveying Tier 1 and Tier 3 suppliers for critical conflict minerals information, including identification of all SORs in their supply chains; and

•	The list of “known” SORs with assigned identification (“ID”) numbers provided as part of the CMRT.
Brocade implemented a comprehensive process that involved collecting and evaluating completed CMRTs (version 4.01b was utilized) from its suppliers who were actively engaged in providing products to Brocade during CY 2015 that were likely to contain conflict minerals. This process included retaining an outside contractor to provide the means and methods to implement the data collection from suppliers. Brocade held its suppliers responsible for providing the information needed to support the RCOI process at both the corporate level and the procurement level. For CY 2015 Brocade also established a goal to be conflict-free for tantalum and communicated this requirement to its suppliers. Suppliers who were reluctant to provide the required information were escalated to Brocade’s supply base management team to achieve the maximum supplier response.
For CY 2015 Brocade received responses from 100% of its in-scope suppliers. These suppliers identified 441 known SORs that may be in its supply chain. Based on the analysis of the CMRTs Brocade also concluded that many of these SORs sourced conflict minerals entirely from outside of the covered countries, including from recycled or scrap sources.
Many of Brocade’s suppliers reported conflict minerals at a “company level”, meaning that they reported the conflict minerals contained in all of their products. Therefore, Brocade received and reviewed information of SORs that were not in the Company’s supply chain. In addition, some suppliers reported that they only collected data for 50% or greater from their supply chain. As a result for CY 2015, Brocade was unable to determine the origin of at least a portion of the necessary conflict minerals in each of its in-scope products. None of the necessary conflict minerals contained in its in-scope products were determined by Brocade to directly or indirectly finance or benefit armed groups in a covered country. However, Brocade did not conclude that any of its in-scope products were “DRC conflict free.”
Based on the results of the RCOI, Brocade is required to conduct due diligence for CY 2015. These due diligence efforts are discussed below.

Brocade Communications Systems, Inc. Exhibit 1.01 – Conflict Minerals Report

3	Due Diligence

3.1	Overview of Brocade’s Due Diligence Process
Brocade’s approach to due diligence was designed in accordance with the framework set forth in the Organisation for Economic Co-operation and Development (“OECD”) Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas, Second Edition, 2013 (“OECD Guidance”) and is described below:

3.1.1	OECD Step 1 - Establish strong company management systems
In 2013, Brocade developed an internal management system that supports its compliance with the Rule, addresses its customers’ needs for a conflict-free supply chain, and implements a reasonable approach to understanding the conflict minerals risks in its supply chain. The management system includes the following elements:

•
A Brocade Conflict Minerals Statement was developed and approved by key stakeholders, communicated internally, and is posted on the Company’s external website at: http://www.brocade.com/en/about-us/corporate-responsibility/governance.html. The text of Brocade’s statement is presented below:

Brocade recognizes the adverse effects associated with mining columbite-tantalite, cassiterite, gold, wolframite or their derivatives (collectively referred to as “conflict minerals”) in the Democratic Republic of the Congo ("DRC") and adjoining countries ("covered countries"). Brocade is committed to sourcing minerals for our products in a manner that does not directly finance armed groups perpetrating serious human rights abuses in the covered countries. In addition, Brocade is committed to complying with Section 1502 of the Dodd-Frank Wall Street Reform and Consumer Protection Act ("Dodd-Frank Act") and with a nationally or internationally recognized framework for conflict minerals due diligence, as applicable. In support of our commitment to responsible sourcing, Brocade has adopted an approach for its products to become DRC conflict free that it believes is reasonable and achievable. The plan requires that Brocade's suppliers source columbite-tantalite (aka "tantalum") from conflict-free smelters by the end of calendar year 2015. This plan has been communicated to our suppliers. Brocade expects our suppliers to exercise due diligence on the source and chain of custody of conflict minerals in the products they manufacture, to make their due diligence measures and conflict minerals sourcing information available to Brocade annually, and to source minerals from responsible sources that do not contribute to human rights abuses in the covered countries. Brocade will comply with the annual reporting requirements of Section 1502 of the Dodd-Frank Act, including making information regarding conflict minerals available to the public.

•
A strategy for compliance with the Rule that included establishing roles, responsibilities and updating the internal CY 2015 Conflict Minerals Implementation Plan, and updating the internal Conflict Minerals Standard Operating Procedure (“SOP”). The Conflict Minerals Implementation Plan includes the scope of the program and approach used for compliance with the SEC rule; responsibilities for implementing the plan; a description of the process Brocade followed to collect information about the SORs of conflict minerals used in its products, due diligence, and SEC reporting requirements; a conflict minerals process flow diagram; and an implementation schedule. The SOP describes Brocade’s conflict minerals risk-based due diligence and management system approach to support Brocade’s goal that its supply chain does not contribute to human rights abuses and conflict in the covered countries.

Brocade Communications Systems, Inc. Exhibit 1.01 – Conflict Minerals Report

•
On a quarterly basis or more frequently, if needed, Brocade engaged with its customers to understand their approaches to managing conflict minerals and to ensure Brocade provided appropriate and responsive information.

•	A resource plan was developed that identified both internal and external resources and responsibilities for implementing various aspects of Brocade’s conflict minerals strategy.

•
Brocade assigned business functional group responsibilities for conflict minerals to specific Brocade employees, held meetings with those employees to explain what was needed, and developed an internal Plan of Record (“POR”) for CY 2015 that served as a formal re-commitment by the Company to its conflict minerals program and established expectations for accountability.

•
Internal and external communications were developed by Brocade that describe its Company statement and conflict minerals strategy and program to employees, suppliers, investors, customers and other interested stakeholders. The communication includes the Conflict Minerals Statement on its publicly available website at: http://www.brocade.com/en/about-us/corporate-responsibility/governance.html, presentations, outbound conflict mineral declarations, supplier communication letters and e-mails, and training programs.

3.1.2	OECD Step 2 - Identify and assess risk in the supply chain
On July 17, 2015, the EICC approved Brocade’s application for membership and Brocade has attended the monthly plenary meetings since then. Brocade aligned with public and members-only conflict minerals tools and processes developed by the CFSI, specifically:

•
The Conflict-Free Smelter Program (“CFSP”), under which the CFSI conducts third-party audits of the SORs utilizing a standard audit protocol to determine whether an SOR is conflict-free, and the published list of SORs who are certified under the CFSP, which is available at: www.conflictfreesourcing.org, and is updated periodically; and

•
Utilizing the CFSI’s Compliant Smelter Sourcing Information list, as part of the due diligence. This list provides country of origin information for smelting and refining facilities that are validated through the CFSP and only available to EICC members.

Brocade and its outside contractor reviewed the responses received from in-scope suppliers for plausibility, consistency and gaps, and followed up with suppliers that submitted a response that triggered specified quality control flags. This process included comparing the names of entities provided in CMRTs with and without IDs to those set forth on the CFSP to determine whether the entities are in fact SORs, and, if so, whether they are compliant with the CFSP.

3.1.3	OECD Step 3 - Design and implement a strategy to respond to identified risks
Brocade conducted a two-part review process on CMRTs received from suppliers: Part 1 was a completeness review and Part 2 was a risk review that included various risk assessment paths and follow-up actions.
The completeness review focused on whether each supplier provided all of the required information at the level of detail expected and on the correct version of the CMRT. Templates found to be incomplete or on the incorrect version of the CMRT were returned to the suppliers who were requested to resubmit them with all of the required information.

Brocade Communications Systems, Inc. Exhibit 1.01 - Conflict Minerals Report

The risk review, which included an evaluation of six risk “paths”, was conducted following the completeness review. The primary objective of the risk review was to evaluate whether a supplier’s responses could be considered to be credible such that Brocade could effectively implement its conflict minerals strategy and policy, including meeting the requirements of the SEC final rule.
The six risk “paths” included the following:

•	Path A – The supplier’s declared SOR was not on the CMRT drop down list, i.e., the declared SOR is not “valid.”

•	Path B – The supplier’s declared SOR was on the drop down list, but is not on the CFSI’s CFSP list.

•	Path C – The supplier’s declared SOR is on a Brocade customer watch list.

•	Path D – The supplier had not identified all of its SORs.

•	Path E – The supplier does not have key management systems in place.

•	Path F – The supplier reported conflict minerals from conflict countries.
The risk review was conducted in a manner to identify:

•	Supplier responses for which it was not reasonable to believe the information provided

•	Key issues for which supplier follow-up was needed to meet Brocade’s program objectives and customer requirements

•	Issues which may pose a business risk to Brocade
Based on the results of the risk review, suppliers were asked to provide additional information or resubmit their templates to address identified issues. The suppliers’ responses to requested follow-up actions and requests for additional information were reviewed by Brocade and, where necessary, an appropriate response on Brocade’s part was initiated. In some cases, the outcome of these additional actions by certain suppliers did not completely address the identified risks resulting in identification of suppliers that do not meet Brocade’s expectations with respect to its conflict minerals statement. These suppliers will be subjected to a Corrective Action Plan that will be implemented during Brocade’s CY 2016 conflict minerals RCOI and due diligence processes.
Based on the SOR information provided by the in-scope suppliers on the completed CMRTs, two lists of SORs were compiled. The “known” SOR list included those entities that have been evaluated by CFSI, determined to be SORs, and assigned an ID number. This list of SORs was compared to the CFSI’s Compliant Smelter Sourcing Information list and a notation was made regarding which SORs were determined to be conflict-free and if they sourced from the covered countries or not.
The “unknown” SOR list included those entities identified by suppliers in their CMRTs that did not have ID numbers. This list was subjected to additional review to attempt to determine whether the companies identified were actual SORs. The review included direct contact with the companies, when contact information was provided by a supplier or could otherwise be identified, review of any additional information provided by the SOR, and a search for publicly available information regarding each company via the internet. When the supporting information indicated that an identified company was engaged in smelting operations, it was identified as a SOR. Brocade is aggressively requiring suppliers to investigate “unknown” SORs and require them to participate in the CFSP.

Brocade Communications Systems, Inc. Exhibit 1.01 – Conflict Minerals Report

3.1.4	OECD Step 4 - Carry out independent third-party audits of supply chain due diligence at identified points in the supply chain
As a contributing member of the EICC, Brocade relies on the CFSI to validate that entities listed in supplier CMRTs meet the requirements for being an SOR and then to certify them as conflict-free. This final list of SORs reported to Brocade, including conflict-free designations, is provided in Appendix A.
In addition to the review of CFSI IDs and reviewing each SOR’s compliance status using CFSI’s Compliant Smelter Sourcing Information list, and based on the outcome of the risk review and any follow-up actions, Brocade selected a group of suppliers to participate in “desktop” audits. The objective of these audits was to further evaluate the information provided regarding the source of any conflict minerals from a conflict country reported.
The audits were conducted by an experienced auditor from Brocade’s outside contractor, who was independent of the data collection process, and included the activities described below.

1.	Prioritized suppliers based on the information provided in their CMRTs and finalized list for the audits

2.	Created “rules” for the audit team

3.	Initiated the audit process

4.	Contacted suppliers selected for audit

5.	Reviewed all information provided by each supplier

6.	Independently verified supplier information to the extent possible:

•	Reviewed each supplier’s company website regarding its conflict minerals policy and other relevant information that is publicly available

•	Checked for other publicly available information (e.g., information on identified SORs)

•	Checked the status of SORs in the CFSP and on the CFSI’s Compliant Smelter Sourcing Information list

7.	Requested follow up information from each supplier, including:

•
Questionnaire regarding conflict minerals management system, how they derived their information on the CMRT, source of supply, and to ascertain whether the metal(s) could have come from scrap or recycled sources

•	Additional SOR information, if needed

8.	Evaluated whether each supplier is sourcing materials from a conflict country that is benefitting armed groups

9.	Prepared an audit report
The desktop audit was initiated by the auditor sending an email questionnaire to the suppliers. Three suppliers did not respond to the audit request however, sufficient information was provided on the companies’ CMRT, websites, or via electronic mail responses for the auditor to complete the process. In all cases, the suppliers reported that they are collecting information from the supply chains using the CMRT and are conducting due diligence on that information. All of the suppliers in the desktop audit reported receiving 100% of the data they needed from their suppliers except for two that reported greater than 90%. Additional information regarding conflict minerals policies and reporting was publicly available for all 21 suppliers.
In conclusion, the conflict minerals information provided by a majority of the audited suppliers appeared to be verifiable and accurate. With the exception of two suppliers, the audit results indicate that conflict minerals reported to be sourced from the covered countries are from conflict-free SORs. Information provided by two suppliers demonstrated that their due diligence processes require significant improvement and increased transparency. Brocade intends to put those two suppliers on a Corrective Action Plan for CY 2016.

Brocade Communications Systems, Inc. Exhibit 1.01 – Conflict Minerals Report

3.1.5    OECD Step 5 - Report on supply chain due diligence
Brocade publishes a CMR annually and reports are accessible on the Company’s website at http://www.brocade.com/en/about-us/corporate-responsibility/governance.html.

3.2	Brocade’s Due Diligence Results
Following the completion of its data collection process, Brocade determined that at least some of the conflict minerals in its supply chain may have originated in the covered countries, but the Company has not identified any instances of sourcing that directly or indirectly supported conflict in the covered countries. This conclusion is based on information provided by suppliers for the CY 2015 reporting period. In some instances, information provided by Brocade’s suppliers was unverifiable or incomplete and, as such, the Company was unable to verify with certainty the source and chain of custody of all of the necessary conflict minerals in its products.
The list of SORs identified by Brocade’s in-scope suppliers is provided in Appendix A. The SORs with a “Smelter Status” of “C” were verified against the CFSI’s Compliant Smelter Sourcing Information list and/or the CFSP list as having valid smelting or refining operations for CY 2015 or actively undergoing the CFSP audit (www.conflictfreesourcing.org) up to December 31, 2015.
Brocade’s due diligence activities for CY 2015 revealed:

•	Suppliers reported 441 known SORs

•
56% (247/441) of the SORs reported by Brocade’s suppliers are either conflict-free according to the CFSI’s Compliant Smelter Sourcing Information list or are active in the CFSP; in CY 2014, 61% of the SORs were identified as conflict-free or are active in the CFSP

•
100% (48/48) of the reported tantalum smelters were verified against the CFSI’s Compliant Smelter Sourcing Information list and found to be conflict-free or are active in the CFSP; in CY 2014, 93% of the tantalum smelters were verified as conflict-free or active

•
78% (39/50) of the reported tungsten smelters were verified against the CFSI’s Compliant Smelter Sourcing Information list and found to be conflict-free or are active in the CFSP; in CY 2014, 64% were verified as conflict-free or active

•
56% (94/167) of the reported gold refiners were verified against the CFSI’s Compliant Smelter Sourcing Information list and found to be conflict-free or are active in the CFSP; in CY 2014, 57% were verified as conflict-free or active

•
39% (68/176) of the reported tin smelters were verified against the CFSI’s Compliant Smelter Sourcing Information list and found to be conflict-free or are active in the CFSP; in CY 2014, 51% were verified as conflict-free or active

•	30% (131/441) of the total SORs reported to Brocade do not have ID numbers assigned by the CFSI; in CY 2014, 19% of the total SORs reported did not have assigned ID numbers
Brocade attributes these changes to suppliers becoming more successful at collecting more data from their supply chains but they are still working to identify all of the SORs and the sources of their conflict minerals. Brocade believes that the sources of the conflict minerals contained in its products are (i) SORs designated as conflict-free by the CFSI, (ii) SORs that have not been designated as conflict-free by the CFSI, (iii) scrap or recycled sources, and (iv) other indeterminate sources. As these suppliers largely provided the Company with company level information regarding the SORs of all products they manufacture, Brocade is unable at this time to make any specific determinations regarding the status of the Company’s products for CY 2015 or to provide the specific SORs and country of origin of conflict minerals.

Brocade Communications Systems, Inc. Exhibit 1.01 – Conflict Minerals Report

3.3	Continuous Improvement and CY 2016 Activities
Brocade will conduct its CY 2016 data collection process by sourcing conflict minerals data from all of its active suppliers that were included in the CY 2015 process and will expand the scope of the project to include additional suppliers (new suppliers or suppliers that provide new parts) as needed. Brocade will continue to work with its suppliers to refine SOR and country of origin information of conflict minerals and strive to advance the effectiveness of its due diligence efforts of its supply chain. In addition, Brocade is developing and will implement a Corrective Action Plan for those suppliers that did not meet Brocade’s expectations as identified in its conflict minerals statement. The Corrective Action Plan will be designed to reinforce Brocade’s expectations for its suppliers to provide better and more detailed information regarding the source of any conflict minerals in their products, to source minerals from conflict-free SORs, and to aggressively encourage non-conflict-free SORs to undergo certification as conflict-free. The CFSI’s Compliant Smelter Sourcing Information list will be continuously monitored for SORs that have been removed and the appropriate actions will be taken to ensure that they are removed from the Company’s supply chain. Brocade expects to continue to concentrate on its goal to be conflict-free for tantalum, and require suppliers to be conflict-free for tungsten.

4	Forward Looking Statements
This CMR contains forward-looking statements regarding future events and future results. All statements other than statements of historical fact are statements that could be deemed forward-looking statements. Words such as “expects,” “intends,” “plans,” “may,” “will,” and variations of such words and similar expressions are intended to identify such forward-looking statements. Readers are cautioned that these forward-looking statements are only predictions and are subject to risks, uncertainties, and assumptions that are difficult to predict (including, but not limited to whether industry organizations and initiatives such as the EICC and the CFSI remain effective as a source of external support to us in the conflict minerals compliance process). Therefore, actual results may differ materially and adversely from those expressed in any forward-looking statements. Furthermore, Brocade undertakes no obligation to revise or update any forward-looking statements for any reason.

Brocade Communications Systems, Inc. Exhibit 1.01 – Conflict Minerals Report

Appendix A — Smelter List

Metal	Smelter Name	Smelter Identification	Smelter Status
Gold	Advanced Chemical Company	CID000015
Gold	Aida Chemical Industries Co., Ltd.	CID000019	C
Gold	Aktyubinsk Copper Company TOO	CID000028
Gold	Al Etihad Gold Refinery DMCC	CID002560
Gold	Allgemeine Gold- und Silberscheideanstalt A.G.	CID000035	C
Gold	Almalyk Mining and Metallurgical Complex (AMMC)	CID000041
Gold	AngloGold Ashanti Córrego do Sítio Mineração	CID000058	C
Gold	Anhui Tongling non-ferrous Pioneer Metals Corporation
Gold	Argor-Heraeus S.A.	CID000077	C
Gold	Asahi Pretec Corporation	CID000082	C
Gold	Asahi Refining Canada Limited	CID000924	C
Gold	Asahi Refining USA Inc.	CID000920	C
Gold	Asaka Riken Co Ltd	CID000090	C
Gold	Atasay Kuyumculuk Sanayi Ve Ticaret A.S.	CID000103	C
Gold	AURA-II
Gold	Aurubis AG	CID000113	C
Gold	Baiyin Nonferrous Metals Corporation (BNMC)
Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	CID000128	C
Gold	Bauer Walser AG	CID000141
Gold	Boliden AB	CID000157	C
Gold	C. Hafner GmbH + Co. KG	CID000176	C
Gold	C.Uyemura & CO,.LTD
Gold	Caridad	CID000180
Gold	CCR Refinery - Glencore Canada Corporation	CID000185	C
Gold	Cendres + Métaux S.A.	CID000189
Gold	Chimet S.p.A.	CID000233	C
Gold	Chugai Mining	CID000264
Gold	Daejin Indus Co. Ltd	CID000328
Gold	Daye Non-Ferrous Metals Mining Ltd.	CID000343
Gold	Doduco	CID000362	C
Gold	Dowa	CID000401	C
Gold	DSC (Do Sung Corporation)	CID000359
Gold	ECHEMEMI ENTERPRISE CORP.(FUTURES EXCHANGE)
Gold	Eco-System Recycling Co., Ltd.	CID000425	C
Gold	Elemetal Refining LLC	CID001322	C

Brocade Communications Systems, Inc. Exhibit 1.01 – Conflict Minerals Report

Metal	Smelter Names	Smelter Identification	Smelter Status
Gold	Elemetal Refining, LLC	CID001323
Gold	Emirates Gold DMCC	CID002561	C
Gold	Empresa Metallurgica Vinto,Empressa Nacional de Fundiciones (ENAF),Complejo Metalurico Vinto S.A.
Gold	Faggi Enrico S.p.A.	CID002355
Gold	Fidelity Printers and Refiners Ltd.	CID002515
Gold	FSE Novosibirsk Refinery	CID000493	C
Gold	Gansu Seemine Material Hi-Tech Co., Ltd.	CID000522
Gold	Geib Refining Corporation	CID002459
Gold	Great Wall Precious Metals Co., Ltd. of CBPM	CID001909
Gold	Guangdong Jinding Gold Limited	CID002312
Gold	Guoda Safina High-Tech Environmental Refinery Co., Ltd.	CID000651
Gold	Hangzhou Fuchunjiang Smelting Co., Ltd.	CID000671
Gold	Heimerle + Meule GmbH	CID000694	C
Gold	Henan Yuguang Gold & Lead Co., Ltd.
Gold	Henan zhongyuan gold melter
Gold	Heraeus (zhaoyuan)Precious Metal Materials Co.,Ltd.
Gold	Heraeus Ltd Hong Kong	CID000707	C
Gold	Heraeus Precious Metals GmbH & Co. KG	CID000711	C
Gold	Heraeus USA
Gold	Heraeus Zhaoyuan (Changshu) Electronic Material Co., Ltd.
Gold	Horne Smelter
Gold	Hunan Chenzhou Mining Co., Ltd.	CID000767
Gold	Hwasung CJ Co. Ltd	CID000778
Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Company Limited	CID000801
Gold	Ishifuku Metal Industry Co., Ltd.	CID000807	C
Gold	Istanbul Gold Refinery	CID000814	C
Gold	Japan Mint	CID000823	C
Gold	Jiangxi Copper Co., Ltd.	CID000855	C
Gold	Jin Jinyin refining company limited
Gold	Jinlong Copper Co., Ltd.
Gold	JSC Ekaterinburg Non-Ferrous Metal Processing Plant	CID000927	C
Gold	JSC Uralelectromed	CID000929	C
Gold	JX Nippon Mining & Metals Co., Ltd	CID000937	C
Gold	Kaloti Precious Metals	CID002563
Gold	Kazakhmys Smelting LLC	CID000956
Gold	Kazzinc	CID000957	C
Gold	Kennecott Utah Copper LLC	CID000969	C

Brocade Communications Systems, Inc. Exhibit 1.01 – Conflict Minerals Report

Metal	Smelter Names	Smelter Identification	Smelter Status
Gold	KGHM Polska Miedź Spółka Akcyjna	CID002511
Gold	Kojima Chemicals Co. Ltd	CID000981	C
Gold	Korea Metal Co., Ltd.	CID000988
Gold	Korea Zinc Co. Ltd.	CID002605
Gold	Kosak Seiren
Gold	Kyrgyzaltyn JSC	CID001029
Gold	L' azurde Company For Jewelry	CID001032
Gold	Lian Xing Plating Factory
Gold	Lingbao Gold Co., Ltd.	CID001056
Gold	Lingbao Jinyuan Tonghui Refinery Co., Ltd.	CID001058
Gold	LS-NIKKO Copper Inc.	CID001078	C
Gold	Luo Yang ZIJIN YINHUI Gold Smelting Co., Ltd.
Gold	Luoyang Zijin Yinhui Gold Refinery Co., Ltd.	CID001093
Gold	Materion	CID001113	C
Gold	Matsuda Sangyo Co. Ltd	CID001119	C
Gold	Metahub Industries Sdn. Bhd.	CID002821
Gold	Metalor Technologies (Hong Kong)	CID001149	C
Gold	Metalor Technologies (Singapore) Pte., Ltd.	CID001152	C
Gold	Metalor Technologies (Suzhou) Ltd.	CID001147
Gold	Metalor Technologies S.A.	CID001153	C
Gold	Metalor USA Refining Corporation	CID001157	C
Gold	Metalúrgica Met-Mex Peñoles S.A. De C.V.	CID001161	C
Gold	Mitsubishi Materials Corporation	CID001188	C
Gold	Mitsui Mining and Smelting Co., Ltd.	CID001193	C
Gold	MMTC-PAMP India Pvt., Ltd.	CID002509	C
Gold	Morigin Co.,Ltd
Gold	Morris and Watson	CID002282
Gold	Moscow Special Alloys Processing Plant	CID001204	C
Gold	Nadir Metal Rafineri San. Ve Tic. A.Ş.	CID001220	C
Gold	Natsuda Sangyo Co., Ltd
Gold	Navoi Mining and Metallurgical Combinat	CID001236
Gold	Neomax Hitachi
Gold	Nihon Material Co., Ltd.	CID001259	C
Gold	Ögussa Österreichische Gold- und Silber-Scheideanstalt GmbH	CID002779	C
Gold	Ohura Precious Metal Industry Co., Ltd	CID001325	C
Gold	OJSC “The Gulidov Krasnoyarsk Non-Ferrous Metals Plant” (OJSC Krastsvetmet)	CID001326	C
Gold	OJSC Kolyma Refinery	CID001328
Gold	PAMP SA	CID001352	C

Brocade Communications Systems, Inc. Exhibit 1.01 – Conflict Minerals Report

Metal	Smelter Names	Smelter Identification	Smelter Status
Gold	Penglai Penggang Gold Industry Co., Ltd.	CID001362
Gold	Prioksky Plant of Non-Ferrous Metals	CID001386	C
Gold	PT Aneka Tambang (Persero) Tbk	CID001397	C
Gold	PX Précinox SA	CID001498	C
Gold	Rand Refinery (Pty) Ltd	CID001512	C
Gold	Remondis Argentia B.V.	CID002582
Gold	Republic Metals Corporation	CID002510	C
Gold	Royal Canadian Mint	CID001534	C
Gold	SAAMP	CID002761
Gold	Sabin Metal Corp.	CID001546
Gold	Samduck Precious Metals	CID001555
Gold	SAMWON Metals Corp.	CID001562
Gold	SAXONIA Edelmetalle GmbH	CID002777
Gold	Schone Edelmetaal B.V.	CID001573	C
Gold	SEMPSA Joyería Platería SA	CID001585	C
Gold	Shan Dong Huangjin
Gold	Shandon Jin Jinyin Refining Limited
Gold	Shandong Guoda gold Co., LTD.
Gold	Shandong Tiancheng Biological Gold Industrial Co., Ltd.	CID001619
Gold	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.	CID001622	C
Gold	Shenzhen Heng Zhong Industry Co.,Ltd.
Gold	Shenzhen Zhonghenglong Real Industry Co., Ltd.
Gold	Sichuan Tianze Precious Metals Co., Ltd.	CID001736	C
Gold	Singway Technology Co., Ltd.	CID002516	C
Gold	So Accurate Group, Inc.	CID001754
Gold	SOE Shyolkovsky Factory of Secondary Precious Metals	CID001756	C
Gold	Solar Applied Materials Technology Corp.	CID001761	C
Gold	Sudan Gold Refinery	CID002567
Gold	Sumitomo Metal Mining Co., Ltd.	CID001798	C
Gold	Super Dragon Technology Co., Ltd.
Gold	T.C.A S.p.A	CID002580	C
Gold	Tanaka Kikinzoku Kogyo K.K.	CID001875	C
Gold	Technic, Inc.
Gold	The Refinery of Shandong Gold Mining Co. Ltd	CID001916	C
Gold	Timah
Gold	Tokuriki Honten Co., Ltd.	CID001938	C
Gold	Tongling Nonferrous Metals Group Co., Ltd.	CID001947
Gold	Torecom	CID001955

Brocade Communications Systems, Inc. Exhibit 1.01 – Conflict Minerals Report

Metal	Smelter Names	Smelter Identification	Smelter Status
Gold	Umicore Brasil Ltda	CID001977	C
Gold	Umicore Precious Metals Thailand	CID002314	C
Gold	Umicore SA Business Unit Precious Metals Refining	CID001980	C
Gold	United Precious Metal Refining, Inc.	CID001993	C
Gold	Valcambi S.A.	CID002003	C
Gold	Western Australian Mint trading as The Perth Mint	CID002030	C
Gold	WIELAND Edelmetalle GmbH	CID002778
Gold	Yamamoto Precious Metal Co., Ltd.	CID002100	C
Gold	Yantai Zhaojin Kanfort Precious Metals Incorporated Company
Gold	Yantai Zhaojin Precious Metals Co., Ltd.
Gold	Yantai Zhaojinlifu Expensive Metal Co. LTD
Gold	Yueqing Chemical & Light Industry & Building Materials Co., Ltd.
Gold	Yunnan Chengfeng
Gold	Yunnan Copper Industry Co., Ltd.	CID000197
Gold	Zhao yuan gold smelter of ZhongJin gold corporation
Gold	Zhe Jiang Guang Yuan Noble Metal Smelting Factory
Gold	Zhongkuang Gold Industry Co., Ltd.
Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	CID002224	C
Gold	Zijin Mining Group Co. Ltd	CID002243	C
Tantalum	Avon Specialty Metals Ltd	CID002705
Tantalum	Changsha South Tantalum Niobium Co., Ltd.	CID000211	C
Tantalum	Conghua Tantalum and Niobium Smeltry	CID000291	C
Tantalum	D Block Metals, LLC	CID002504	C
Tantalum	Duoluoshan	CID000410	C
Tantalum	E.S.R. Electronics	CID002590
Tantalum	Exotech Inc.	CID000456	C
Tantalum	F&X Electro-Materials Ltd.	CID000460	C
Tantalum	FIR Metals & Resource Ltd.	CID002505	C
Tantalum	Global Advanced Metals Aizu	CID002558	C
Tantalum	Global Advanced Metals Boyertown	CID002557	C
Tantalum	Guangdong Zhiyuan New Material Co., Ltd.	CID000616	C
Tantalum	Guizhou Zhenhua Xinyun Technology Ltd., Kaili branch	CID002501	C
Tantalum	H.C. Starck Co., Ltd.	CID002544	C
Tantalum	H.C. Starck GmbH Goslar	CID002545	C
Tantalum	H.C. Starck GmbH Laufenburg	CID002546	C
Tantalum	H.C. Starck Hermsdorf GmbH	CID002547	C
Tantalum	H.C. Starck Inc.	CID002548	C
Tantalum	H.C. Starck Ltd.	CID002549	C

Brocade Communications Systems, Inc. Exhibit 1.01 – Conflict Minerals Report

Metal	Smelter Names	Smelter Identification	Smelter Status
Tantalum	H.C. Starck Smelting GmbH & Co. KG	CID002550	C
Tantalum	Hengyang King Xing Lifeng New Materials Co., Ltd.	CID002492	C
Tantalum	Hi-Temp	CID000731	C
Tantalum	Jiangxi Dinghai Tantalum & Niobium Co., Ltd.	CID002512	C
Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.	CID000914	C
Tantalum	Jiujiang Tanbre Co., Ltd.	CID000917	C
Tantalum	Jiujiang Zhongao Tantalum & Niobium Co., Ltd.	CID002506	C
Tantalum	KEMET Blue Metals	CID002539	C
Tantalum	KEMET Blue Powder	CID002568	C
Tantalum	King-Tan Tantalum Industry Ltd.	CID000973	C
Tantalum	LSM Brasil S.A.	CID001076	C
Tantalum	Metallurgical Products India Pvt., Ltd.	CID001163	C
Tantalum	Mineração Taboca S.A.	CID001175	C
Tantalum	Mitsui Mining & Smelting	CID001192	C
Tantalum	Molycorp Silmet A.S.	CID001200	C
Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.	CID001277	C
Tantalum	Plansee SE Liezen	CID002540	C
Tantalum	Plansee SE Reutte	CID002556	C
Tantalum	QuantumClean	CID001508	C
Tantalum	Resind Indústria e Comércio Ltda.	CID002707	C
Tantalum	RFH Tantalum Smeltry Co., Ltd.	CID001522	C
Tantalum	Solikamsk Magnesium Works OAO	CID001769	C
Tantalum	Taki Chemicals	CID001869	C
Tantalum	Telex Metals	CID001891	C
Tantalum	Tranzact, Inc.	CID002571	C
Tantalum	Ulba Metallurgical Plant JSC	CID001969	C
Tantalum	XinXing HaoRong Electronic Material Co., Ltd.	CID002508	C
Tantalum	Yichun Jin Yang Rare Metal Co., Ltd.	CID002307	C
Tantalum	Zhuzhou Cement Carbide	CID002232	C
Tin	Alpha	CID000292	C
Tin	An Thai Minerals Co., Ltd.	CID002825
Tin	An Vinh Joint Stock Mineral Processing Company	CID002703
Tin	Arco Alloys
Tin	Butterworth Smelter
Tin	Chenzhou Yunxiang Mining and Metallurgy Co., Ltd.	CID000228
Tin	China Rare Metal Materials Company	CID000244	C
Tin	China Tin Group Co., Ltd.	CID001070	C
Tin	Chofu Works

Brocade Communications Systems, Inc. Exhibit 1.01 – Conflict Minerals Report

Metal	Smelter Names	Smelter Identification	Smelter Status
Tin	CNMC (Guangxi) PGMA Co. Ltd.	CID000278
Tin	Cooper Santa	CID000295	C
Tin	CV Ayi Jaya	CID002570	C
Tin	CV Dua Sekawan	CID002592
Tin	CV Gita Pesona	CID000306	C
Tin	CV JusTindo	CID000307	C
Tin	CV Prima Timah Utama	CID001458	C
Tin	CV Serumpun Sebalai	CID000313	C
Tin	CV United Smelting	CID000315	C
Tin	CV Venus Inti Perkasa	CID002455	C
Tin	DAE CHANG IND CO LTD
Tin	Electro-Mechanical Facility of the Cao Bang Minerals & Metallurgy Joint Stock Company	CID002572
Tin	Elmet S.L.U.	CID002774	C
Tin	EM Vinto	CID000438	C
Tin	ENAF
Tin	Estanho de Rondônia S.A.	CID000448
Tin	Fenix Metals	CID000468	C
Tin	Fuji Metal Mining Corp.
Tin	Gebrueder
Tin	Geiju Non-Ferrous Metal Processing Co. Ltd.	CID000538	C
Tin	Gejiu Kai Meng Industry and Trade LLC	CID000942
Tin	Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.	CID001908
Tin	Gejiu Zili Mining And Metallurgy Co., Ltd.	CID000555
Tin	Guangxi Huaxi Group Co.,Ltd
Tin	HeChi Metallurgical Chemical factory
Tin	Heraeus Hanau
Tin	Heraeus Technology Center
Tin	Heraeus Zhaoyuan Changshu Electronic Material Co.,Ltd
Tin	Heraeus Zhaoyuan Precious Metal Materials Co. Ltd.
Tin	HuiChang Hill Tin Industry Co., Ltd.	CID002844
Tin	Huichang Jinshunda Tin Co., Ltd.	CID000760
Tin	JAU JANQ ENTERPRISE CO., LTD.
Tin	Jiangmen Huayuan Industry Co. Ltd
Tin	Jiangxi Nanshan	CID001231
Tin	Jiangxi Shunda Huichang Kam Tin Co., Ltd.	CID000873
Tin	Jin Tian
Tin	Jin Zhou
Tin	JU TAI INDUSTRIAL CO.,LTD.

Brocade Communications Systems, Inc. Exhibit 1.01 – Conflict Minerals Report

Metal	Smelter Names	Smelter Identification	Smelter Status
Tin	Ketapang
Tin	KIESOW DR. BRINKMANN
Tin	LEYBOLD CO.,LTD.
Tin	Linwu Xianggui Ore Smelting Co., Ltd.	CID001063
Tin	LS- Nikko Copper Inc
Tin	MacDermid
Tin	Magnesium Elekton Inc.
Tin	Magnu's Minerais Metais e Ligas LTDA	CID002468	C
Tin	Malaysia Smelting Corp	CID001105	C
Tin	Melt Metais e Ligas S/A	CID002500	C
Tin	MENTPL
Tin	Metallic Resources, Inc.	CID001142	C
Tin	Metallo-Chimique N.V.	CID002773	C
Tin	Metallum Metal Trading AG
Tin	Metalor
Tin	Minchai Metal Indust
Tin	Ming Li Jia smelt Metal Factory
Tin	Minsur	CID001182	C
Tin	Nentok
Tin	Neuhaus
Tin	NGHE TIN NON-FERROUS METAL
Tin	Nghe Tinh Non-Ferrous Metals Joint Stock Company	CID002573
Tin	Norteña de Metales, SA
Tin	Novosibirsk Processing Plant Ltd.	CID001305
Tin	O.M. Manufacturing (Thailand) Co., Ltd.	CID001314	C
Tin	O.M. Manufacturing Philippines, Inc.	CID002517	C
Tin	OMSA	CID001337	C
Tin	Oxbow Metales de Mexico S. de R.L de C.V.
Tin	Phoenix Metal Ltd.	CID002507
Tin	PISCO
Tin	Prifer Com de Sucata
Tin	PT Alam Lestari Kencana	CID001393
Tin	PT Aries Kencana Sejahtera	CID000309	C
Tin	PT Artha Cipta Langgeng	CID001399	C
Tin	PT ATD Makmur Mandiri Jaya	CID002503	C
Tin	PT Babel Inti Perkasa	CID001402	C
Tin	PT Bangka Kudai Tin	CID001409
Tin	PT Bangka Prima Tin	CID002776	C

Brocade Communications Systems, Inc. Exhibit 1.01 – Conflict Minerals Report

Metal	Smelter Names	Smelter Identification	Smelter Status
Tin	PT Bangka Putra Karya	CID001412
Tin	PT Bangka Timah Utama Sejahtera	CID001416
Tin	PT Bangka Tin Industry	CID001419	C
Tin	PT Belitung Industri Sejahtera	CID001421	C
Tin	PT BilliTin Makmur Lestari	CID001424	C
Tin	PT Bukit Timah	CID001428	C
Tin	PT Cipta Persada Mulia	CID002696	C
Tin	PT DS Jaya Abadi	CID001434	C
Tin	PT Eunindo Usaha Mandiri	CID001438	C
Tin	PT Fang Di MulTindo	CID001442
Tin	PT Inti Stania Prima	CID002530	C
Tin	PT Karimun Mining	CID001448
Tin	PT Mitra Stania Prima	CID001453	C
Tin	PT Panca Mega Persada	CID001457	C
Tin	PT Pelat Timah Nusantara Tbk	CID001486
Tin	PT Refined Bangka Tin	CID001460	C
Tin	PT Sariwiguna Binasentosa	CID001463	C
Tin	PT Seirama Tin Investment	CID001466
Tin	PT Stanindo Inti Perkasa	CID001468	C
Tin	PT Sukses Inti Makmur	CID002816	C
Tin	PT Sumber Jaya Indah	CID001471	C
Tin	PT Tambang Timah	CID001477	C
Tin	PT Timah (Persero), Tbk	CID001482	C
Tin	PT Tinindo Inter Nusa	CID001490	C
Tin	PT Tirus Putra Mandiri	CID002478
Tin	PT Tommy Utama	CID001493	C
Tin	PT Wahana Perkit Jaya	CID002479	C
Tin	RBT
Tin	REDRING SOLDER (M) SDN BHD
Tin	Resind Indústria e Comércio Ltda	CID002706	C
Tin	Rui Da Hung	CID001539	C
Tin	Shan Tou Shi Yong Yuan Jin Shu Zai Sheng Co. Ltd.
Tin	Shapiro
Tin	Shen Zhen Rui Yun Feng Industry Co.,Ltd
Tin	Shenzhen City Thai Industrial CO., LTD.
Tin	Singapore Asahi Chemical & Solder Industries
Tin	Sinitron, Shenmao Solder (M) Sdn. Bhd.
Tin	Sizer Metals PTE

Brocade Communications Systems, Inc. Exhibit 1.01 – Conflict Minerals Report

Metal	Smelter Names	Smelter Identification	Smelter Status
Tin	SIZER METALS PTE LTD
Tin	SMIC SENJU MALAYSIA
Tin	Soft Metais Ltda.	CID001758	C
Tin	Spectro Alloys
Tin	STANCHEM Sp. j. (trader)
Tin	Stretti
Tin	Super Ligas
Tin	TAP
Tin	TCC steel
Tin	TDK
Tin	Thai Sarco
Tin	Thai Solder Industry Corp.,Ltd.
Tin	Thaisarco	CID001898	C
Tin	TIANSHUI LONGBO BUSINESS &TRADE CO.,LTD.
Tin	Tim Plating Gejiu
Tin	Timah Indonesian State Tin Corporation
Tin	Tin Co. Ltd, Minmetals Ganzhou
Tin	Tin Products Manufacturing Co. Ltd.
Tin	Trade Secret
Tin	Tuyen Quang Non-Ferrous Metals Joint Stock Company	CID002574
Tin	Univertical Corp
Tin	Univertical International
Tin	Untracore Co.,Ltd.
Tin	Unvertical International(Suzhou)Co.,Ltd
Tin	Vinto
Tin	VQB Mineral and Trading Group JSC	CID002015	C
Tin	WC Heraeus Hanau
Tin	WELLEY
Tin	White Solder Metalurgia e Mineração Ltda.	CID002036	C
Tin	Wieland Metals
Tin	Wu Xi Shi Yi Zheng Ji Xie She Bei Company
Tin	Wuxi Lantronic Electronic Co Ltd
Tin	Xianghualing Tin Industry Co., Ltd.
Tin	XiHai - Liuzhou China Tin Group Co ltd - list as "China Tin"
Tin	Ximao Tin Co. LTD
Tin	Yantai ZhaoJin Kasfort Precious Incorporated Company
Tin	Yifeng Tin Industry (Chenzhou) Co Ltd
Tin	Yun'an Dian'xi Tin Mine

Brocade Communications Systems, Inc. Exhibit 1.01 – Conflict Minerals Report

Metal	Smelter Names	Smelter Identification	Smelter Status
Tin	Yunnan Chengfeng Non-ferrous Metals Co.,Ltd.	CID002158
Tin	Yunnan Chengo Electric Smelting Plant
Tin	YunNan GeJiu Jin Ye Mineral Co.,Ltd
Tin	YunNan Gejiu Yunxin Electrolyze Limited
Tin	Yunnan Tin Company, Ltd.	CID002180	C
Tin	Yunnan xiangyunfeilong Non-Ferrous Metals Co.Ltd.
Tin	Yunnan, China Rare Metal Materials Company
Tin	Yuntinic Chemical GmbH
Tin	YunXi
Tin	Yun'xin Non-ferrous Electroanalysis Ltd.
Tin	Yutinic Reousrces
Tin	Zhangzhou Xiangcheng Hongyu Building Co., Ltd.
Tin	Zhaojin Gold and Silver Refinery Limited
Tin	Zhongjin GOLDCORP.,LTD
Tin	Zi Jin Copper
Tungsten	A.L.M.T. TUNGSTEN Corp.	CID000004	C
Tungsten	ACL Metais Eireli	CID002833
Tungsten	Asia Tungsten Products Vietnam Ltd.	CID002502	C
Tungsten	Chenzhou Diamond Tungsten Products Co., Ltd.	CID002513	C
Tungsten	Chongyi Zhangyuan Tungsten Co., Ltd.	CID000258	C
Tungsten	Dayu Jincheng Tungsten Industry Co., Ltd.	CID002518
Tungsten	Dayu Weiliang Tungsten Co., Ltd.	CID000345
Tungsten	Fujian Jinxin Tungsten Co., Ltd.	CID000499	C
Tungsten	Ganxian Shirui New Material Co., Ltd.	CID002531
Tungsten	Ganzhou Haichuang Tungsten Industry Co., Ltd.
Tungsten	Ganzhou Huaxing Tungsten Products Co., Ltd.	CID000875	C
Tungsten	Ganzhou Jiangwu Ferrotungsten Co., Ltd.	CID002315	C
Tungsten	Ganzhou Non-ferrous Metals Smelting Co., Ltd.	CID000868
Tungsten	Ganzhou Seadragon W & Mo Co., Ltd.	CID002494	C
Tungsten	Ganzhou Yatai Tungsten Co., Ltd.	CID002536	C
Tungsten	Global Tungsten & Powders Corp.	CID000568	C
Tungsten	Guangdong Xianglu Tungsten Co., Ltd.	CID000218	C
Tungsten	H.C. Starck GmbH	CID002541	C
Tungsten	Hunan Chenzhou Mining Group Co., Ltd.	CID000766	C
Tungsten	Hunan Chuangda Vanadium Tungsten Co., Ltd. Wuji	CID002579
Tungsten	Hunan Chuangda Vanadium Tungsten Co., Ltd. Yanglin	CID002578
Tungsten	Hunan Chunchang Nonferrous Metals Co., Ltd.	CID000769	C
Tungsten	Hydrometallurg, JSC	CID002649	C

Brocade Communications Systems, Inc. Exhibit 1.01 – Conflict Minerals Report

Metal	Smelter Names	Smelter Identification	Smelter Status
Tungsten	Jiangwu H.C. Starck Tungsten Products Co., Ltd.	CID002551
Tungsten	Jiangxi Dayu Longxintai Tungsten Co., Ltd.	CID002647
Tungsten	Jiangxi Gan Bei Tungsten Co., Ltd.	CID002321	C
Tungsten	Jiangxi Minmetals Gao'an Non-ferrous Metals Co., Ltd.	CID002313
Tungsten	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.	CID002318
Tungsten	Jiangxi Xinsheng Tungsten Industry Co., Ltd.	CID002317
Tungsten	Jiangxi Xiushui Xianggan Nonferrous Metals Co., Ltd.	CID002535	C
Tungsten	Jiangxi Yaosheng Tungsten Co., Ltd.	CID002316
Tungsten	Kennametal Fallon	CID000966
Tungsten	Kennametal Huntsville	CID000105	C
Tungsten	Luoyang Mudu Tungsten & Molybdenum Technology Co., Ltd
Tungsten	Malipo Haiyu Tungsten Co., Ltd.	CID002319	C
Tungsten	Moliren Ltd	CID002845
Tungsten	Niagara Refining LLC	CID002589	C
Tungsten	Nui Phao H.C. Starck Tungsten Chemicals Manufacturing LLC	CID002543	C
Tungsten	Pobedit, JSC	CID002532
Tungsten	Sanher Tungsten Vietnam Co., Ltd.	CID002538
Tungsten	Sumitomo
Tungsten	Tejing (Vietnam) Tungsten Co., Ltd.	CID001889	C
Tungsten	Vietnam Youngsun Tungsten Industry Co., Ltd.	CID002011	C
Tungsten	Wolfram Bergbau und Hütten AG	CID002044	C
Tungsten	Wolfram Company CJSC	CID002047
Tungsten	Xiamen Honglu Tungsten Molybdenum Industry Co.,Ltd
Tungsten	Xiamen Tungsten (H.C.) Co., Ltd.	CID002320	C
Tungsten	Xiamen Tungsten Co., Ltd.	CID002082	C
Tungsten	Xinfeng Huarui Tungsten & Molybdenum New Material Co., Ltd.	CID002830
Tungsten	Xinhai Rendan Shoguan Tungsten Co., Ltd.	CID002095	C

Brocade Communications Systems, Inc. Exhibit 1.01 – Conflict Minerals Report